UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2016

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. – Regulation FD Disclosure.

Heat Biologics, Inc. (the “Company”) updated its corporate presentation to reflect the recent data reported for its Phase 1b study of HS-110 in combination with anti-PD-1 checkpoint inhibitor, nivolumab, for the treatment of non-small cell lung cancer.  This presentation will be used in discussions with investors and is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.

The slide presentation attached as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained in the slide presentation or in the press release are “forward-looking” rather than historical.

In addition, attached as Exhibit 99.2 to this Current Report on Form 8-K is a press release, dated June 6, 2016, regarding the Company’s Phase 1b study of HS-110 in combination with anti-PD-1 checkpoint inhibitor, nivolumab, for the treatment of non-small cell lung cancer.

The information included in this Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The Company undertakes no duty or obligation to update or revise information included in this Current Report on Form 8-K or any of the Exhibits.

Item 9.01. – Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed as part of this Report.

99.1	Presentation materials to be provided at Heat Biologics, Inc. presentations
99.2	Press Release issued by Heat Biologics, Inc., dated June 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2016	HEAT BIOLOGICS, INC.

	By:	/s/ Jeff Wolf
	Name:	Jeff Wolf
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation materials to be provided at Heat Biologics, Inc. presentations
99.2	Press Release issued by Heat Biologics, Inc., dated June 6, 2016